CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ranch*1, Inc. and Subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG LLP


Melville, New York
October 11, 1999